UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2016

LendingClub Corporation (Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 300, San Francisco, CA 94105
(Address of principal executive offices and zip code)
(415) 632-5600 (Registrant's telephone number, including area code)
N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 25, 2016, LendingClub Corporation (the “Company”) and WebBank, an FDIC-insured, Utah-chartered industrial bank (“WebBank”) entered into a Loan and Receivable Sale Agreement (the “Loan Sale Agreement”) and a Marketing and Program Management Agreement (the “Marketing Agreement”), both dated as of February 25, 2016 (collectively, the “Agreements”). The Loan Sale Agreement and the Marketing Agreement amend and restate the terms of the Third Amended and Restated Loan Sale Agreement dated as of March 10, 2015 and Third Amended and Restated Loan Account Program Agreement dated as of March 10, 2015, respectively. The term of the Agreements were extended through January 31, 2020.

Under the Agreements, WebBank maintains an on-going economic interest in all loans made after they are sold, which is paid only when borrowers make payments on their loans. The majority of WebBank’s revenue is tied to the terms and performance of the loans. WebBank also maintains an ongoing contractual relationship with borrowers, who may seek additional credit through the Company’s program in the future.

On February 26, 2016, the Company released a press release regarding the Agreements with WebBank. A copy of the press released is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Loan and Receivable Sale Agreement, dated February 25, 2016, by and between the Company and WebBank*
10.2	Marketing and Program Management Agreement, dated February 25, 2016, by and between the Company and WebBank*
99.1	Press Release dated February 26, 2016

* Confidential treatment has been requested for certain portions of this Exhibit. The omitted material has been filed separately with the Securities and Exchange Commission.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date: March 2, 2016	By:	/s/ Carrie Dolan
Carrie Dolan
Chief Financial Officer
(duly authorized officer)